Exhibit 99.1

Chart Industries Hosts 2023 Investor Day

ATLANTA, November 28, 2023 (GLOBE NEWSWIRE) -- Chart Industries, Inc. (NYSE: GTLS), a leading global engineering design firm and manufacturer of highly engineered equipment servicing multiple applications in clean energy and industrial gas markets, is hosting an Investor Day, today, November 28, 2023, at 8:00am ET to present their view of Chart Industries strategic priorities, growth strategy, and financial outlook.

“Chart is uniquely positioned in the market as an independent provider of equipment, technology, solutions, and services to our customers,” stated Jill Evanko, President and CEO. “Chart can deliver multiple solutions to a customer across our Nexus of Clean™ offering. This allows us to be molecule agnostic and deliver value greater than the sum-of-our-parts.”

During today’s investor day event, the Chart Industries management team will discuss how the business is poised to deliver profitable growth and free cash flow generation through a cycle. Further, the team will provide insights on how it can deliver on its record backlog, which is tied to secular growth trends such as sustainability and energy security, to drive near-term growth.

Chart will introduce medium-term financial targets through 2026, including:

•	Mid-teens Organic Revenue growth through 2026

•	Reported Gross Profit Margin of mid-30%’s in 2026

•	Double-digit Adjusted Diluted EPS growth CAGR of mid-40%’s

•	95-100% Free Cash Flow Conversion

The Company also will be providing an update regarding commercial and cost synergy numbers year-to-date and expected incremental cost synergies for 2024 given further visibility into savings opportunities.

Webcast Information

An audio live webcast, as well as the slides for the presentation, will be available today at 8:00 am ET on the Company’s website, www.chartindustries.com and a replay of the webcast will be available shortly after the event concludes.

Forward Looking Statements

Forward-looking statements contained in this press release or in other statements made by Chart, including statements regarding longer-term financial targets, are made based on management’s expectations and beliefs concerning future events impacting Chart and are subject to uncertainties and factors relating to Chart’s operations and business environment, all of which are difficult to predict and many of which are beyond Chart’s control, that could cause Chart’s actual results to differ materially from those matters expressed or implied by forward-looking statements. Factors that could cause Chart’s actual results to differ materially from those described in the forward-looking statements include: Chart may be unable to achieve the anticipated benefits of the acquisition of Howden (the “acquisition”) (including with respect to estimated future cost and commercial synergies); revenues following the acquisition may be lower than expected; operating costs, customer losses, and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers and suppliers) resulting from the acquisition may be greater than expected; slower than anticipated growth and market acceptance of new clean energy product offerings; inability to achieve expected pricing increases or continued supply chain challenges including volatility in raw materials and supply; risks relating to regional conflicts and unrest, including the recent unrest in the middle east and the conflict between Russia and Ukraine, including potential energy shortages in Europe and elsewhere and the other factors discussed in item 1A (risk factors) in Chart’s most recent annual report on Form 10-K filed with the SEC, which should be reviewed carefully. Chart undertakes no obligation to update or revise any forward-looking statement.

About Chart Industries

Chart Industries, Inc. is an independent global leader in the design, engineering, and manufacturing of process technologies and equipment for gas and liquid molecule handling for the Nexus of Clean™ - clean power, clean water, clean food, and clean industrials, regardless of molecule. The company’s unique product and solution portfolio across stationary and rotating equipment is used in every phase of the liquid gas supply chain, including engineering, service and repair and from installation to preventive maintenance and digital monitoring. Chart is a leading provider of technology, equipment and services related to liquefied natural gas, hydrogen, biogas and CO2 capture amongst other applications. Chart is committed to excellence in environmental, social and corporate governance (ESG) issues both for its company as well as its customers. With 64 global manufacturing locations and over 50 service centers from the United States to Asia, Australia, India, Europe and South America, the company maintains accountability and transparency to its team members, suppliers, customers and communities. To learn more, visit www.chartindustries.com.

Investor Contact:

John Walsh

VP, Investor Relations

770-721-8899

john.walsh@chartindustries.com